Exhibit 21

      The seven registrants, Entergy Corporation, System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc., are listed below:

                                                 State or Other
                                                Jurisdiction of
                                                  Incorporation

       Entergy Corporation                            Delaware
       System Energy Resources, Inc. (a)              Arkansas
       Entergy Arkansas, Inc. (a)                     Arkansas
       Entergy Gulf States, Inc. (a)                  Texas
       Entergy Louisiana, Inc. (a)                    Louisiana
       Entergy Mississippi, Inc. (a)                  Mississippi
       Entergy New Orleans, Inc. (a)                  Louisiana
_______________________

(a)Entergy  Corporation  owns  all of the Common  Stock  of  System  Energy
   Resources, Inc., Entergy Arkansas Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc..